EXHIBIT 1
JOINT FILING AGREEMENT

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the Reporting Persons agrees to the joint filing of a Statement of Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.005 per share, of Home Inns & Hotels Management Inc., and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 2nd day of February, 2012.

Morgan Stanley

By:	/s/ Christina Huffman
Name:	Christina Huffman
Title:	Authorized Signatory

MSRESS III, Inc.

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

MSRESS III Manager, L.L.C.

By:	MSRESS III, Inc., its Managing Member

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

Morgan Stanley Real Estate Special Situations III–GP, L.L.C.

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

Morgan Stanley Real Estate Special Situations Fund III, L.P.

By:	Morgan Stanley Real Estate Special Situations III-GP, L.L.C., its General Partner

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

MSRESS III Monroe GP, L.L.C.

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

MSRESS III Monroe Holdings Limited

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

Monroe Co-Investment, L.P.

By:	MSRESS III Monroe GP, L.L.C., its General Partner

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	President

GSS III Monroe Holdings Limited

By:	/s/ J. Timothy Morris
Name:	J. Timothy Morris
Title:	Director

The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative other than an executive officer or general partner of the filing person, evidence of the representative’s authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties for whom copies are to be sent.

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)